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                                                                     Exhibit 4.1


                                                                [CONFORMED COPY]



                                 $1,500,000,000



                              BRIDGE LOAN AGREEMENT


                                   dated as of


                                January 25, 2002


                         Tyco International Group S.A.,
                                    Borrower


                            Tyco International Ltd.,
                                    Guarantor


                              JPMorgan Chase Bank,
                              Administrative Agent


                                 Citibank, N.A.
                       Goldman Sachs Credit Partners L.P.,
                              Co-Syndication Agents


                           J.P. Morgan Securities Inc.
                       Goldman Sachs Credit Partners L.P.
                           Salomon Smith Barney Inc.,
                   Joint Lead Arrangers and Joint Bookrunners

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                                Table of Contents

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                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  DEFINITIONS......................................................................1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS.............................................16
SECTION 1.03.  TYPES OF LOANS AND BORROWINGS...................................................17

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  COMMITMENTS TO LEND.............................................................17
SECTION 2.02.  NOTICE OF BORROWING.............................................................17
SECTION 2.03.  NOTICE TO BANKS; FUNDING OF LOANS...............................................17
SECTION 2.04.  PROMISSORY NOTES................................................................18
SECTION 2.05.  MATURITY OF LOANS...............................................................19
SECTION 2.06.  INTEREST RATES..................................................................19
SECTION 2.07.  COMMITMENT FEE..................................................................20
SECTION 2.08.  OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS................................20
SECTION 2.09.  MANDATORY TERMINATION OR REDUCTION OF COMMITMENTS; MANDATORY PREPAYMENTS........20
SECTION 2.10.  OPTIONAL PREPAYMENTS............................................................21
SECTION 2.11.  GENERAL PROVISIONS AS TO PAYMENTS...............................................22
SECTION 2.12.  FUNDING LOSSES..................................................................22
SECTION 2.13.  COMPUTATION OF INTEREST AND FEES................................................23
SECTION 2.14.  REGULATION D COMPENSATION.......................................................23
SECTION 2.15.  METHOD OF ELECTING INTEREST RATES...............................................23

                                    ARTICLE 3
                             CONDITIONS TO BORROWING

SECTION 3.01.  FIRST BORROWING.................................................................25
SECTION 3.02.  ALL BORROWINGS..................................................................25

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  CORPORATE EXISTENCE AND POWER...................................................26
SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION......................26
SECTION 4.03.  BINDING EFFECT..................................................................26
SECTION 4.04.  FINANCIAL INFORMATION...........................................................26
SECTION 4.05.  LITIGATION......................................................................27
SECTION 4.06.  COMPLIANCE WITH ERISA...........................................................27
SECTION 4.07.  ENVIRONMENTAL MATTERS...........................................................27
SECTION 4.08.  TAXES...........................................................................28
SECTION 4.09.  SUBSIDIARIES....................................................................28


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SECTION 4.10.  NOT AN INVESTMENT COMPANY.......................................................28
SECTION 4.11.  FULL DISCLOSURE.................................................................28
SECTION 4.12.  OBLIGATIONS TO BE PARI PASSU....................................................28

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  INFORMATION.....................................................................29
SECTION 5.02.  PAYMENT OF OBLIGATIONS..........................................................30
SECTION 5.03.  MAINTENANCE OF PROPERTY; INSURANCE..............................................31
SECTION 5.04.  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE................................31
SECTION 5.05.  COMPLIANCE WITH LAWS............................................................32
SECTION 5.06.  INSPECTION OF PROPERTY, BOOKS AND RECORDS; CONFIDENTIALITY......................32
SECTION 5.07.  LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS......34
SECTION 5.08.  DEBT............................................................................35
SECTION 5.09.  FIXED CHARGE COVERAGE...........................................................36
SECTION 5.10.  NEGATIVE PLEDGE.................................................................36
SECTION 5.11.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.....................................37
SECTION 5.12.  TRANSACTIONS WITH AFFILIATES....................................................39
SECTION 5.13.  RESTRICTED PAYMENTS.............................................................39
SECTION 5.14.  SUBSIDIARY GUARANTORS...........................................................40
SECTION 5.15.  USE OF PROCEEDS.................................................................40
SECTION 5.16.  MOST FAVORED LENDER.............................................................40

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  EVENTS OF DEFAULTS..............................................................40
SECTION 6.02.  NOTICE OF DEFAULT...............................................................43

                                    ARTICLE 7
                                    THE AGENT

SECTION 7.01.  APPOINTMENT AND AUTHORIZATION...................................................44
SECTION 7.02.  AGENT AND AFFILIATES............................................................44
SECTION 7.03.  ACTION BY AGENT.................................................................44
SECTION 7.04.  CONSULTATION WITH EXPERTS.......................................................44
SECTION 7.05.  LIMITS OF LIABILITY.............................................................44
SECTION 7.06.  INDEMNIFICATION.................................................................45
SECTION 7.07.  CREDIT DECISION.................................................................45
SECTION 7.08.  SUCCESSOR AGENT.................................................................45
SECTION 7.09.  AGENT'S FEE.....................................................................45

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR........................46
SECTION 8.02.  ILLEGALITY......................................................................46


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SECTION 8.03.  INCREASED COST AND REDUCED RETURN...............................................47
SECTION 8.04.  TAXES...........................................................................48
SECTION 8.05.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS......................50
SECTION 8.06.  SUBSTITUTION OF BANK............................................................50

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  NOTICES.........................................................................51
SECTION 9.02.  NO WAIVERS......................................................................51
SECTION 9.03.  EXPENSES; INDEMNIFICATION.......................................................52
SECTION 9.04.  SHARING OF SET-OFFS.............................................................52
SECTION 9.05.  AMENDMENTS AND WAIVERS..........................................................53
SECTION 9.06.  SUCCESSORS AND ASSIGNS..........................................................53
SECTION 9.07.  COLLATERAL......................................................................56
SECTION 9.08.  GOVERNING LAW...................................................................56
SECTION 9.09.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS........................................56
SECTION 9.10.  WAIVER OF JURY TRIAL............................................................56
SECTION 9.11.  JUDGMENT CURRENCY...............................................................56
SECTION 9.12.  JUDICIAL PROCEEDINGS............................................................57

                                   ARTICLE 10
                                    GUARANTEE

SECTION 10.01.  THE GUARANTEE..................................................................58
SECTION 10.02.  GUARANTEE UNCONDITIONAL........................................................58
SECTION 10.03.  DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES....59
SECTION 10.04.  WAIVER BY THE GUARANTOR........................................................59
SECTION 10.05.  SUBROGATION....................................................................59
SECTION 10.06.  STAY OF ACCELERATION...........................................................59

Commitment Schedule
Pricing Schedule
Exhibit A - Promissory Note
Exhibit B - Opinion of Chief Corporate Counsel of the Guarantor
Exhibit C - Opinion of Wilmer, Cutler & Pickering
Exhibit D - Opinion of Special Luxembourg Counsel for the Borrower Exhibit E - Opinion of Special Bermuda Counsel for the Guarantor Exhibit F - Opinion of Special Counsel for the Agent
Exhibit G - Assignment and Assumption  Agreement
Exhibit H - Form of Subsidiary  Guarantee
Exhibit I - Form of Subsidiary Counsel Opinion


                                      iii
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                              BRIDGE LOAN AGREEMENT

       AGREEMENT dated as of January 25, 2002 among TYCO INTERNATIONAL GROUP S.A., TYCO INTERNATIONAL LTD., the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, as Agent.

       The parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

       SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

       "ACQUIRED DEBT" means Debt of a Person (a) existing at the time such Person becomes a Subsidiary or merges into a Subsidiary and (b) not created in contemplation of such event.

       "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

       "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Guarantor (a "CONTROLLING PERSON") or (ii) any Person (other than the Guarantor or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that an Affiliate of a Person is a member of a law firm that renders services to such Person or its Affiliates does not mean that the law firm is an Affiliate of such Person.

       "AGENT" means JPMorgan Chase Bank in its capacity as administrative agent for the Banks under the Financing Documents, any successor agent that becomes the Agent pursuant to Section 7.08, and the respective corporate successors of the foregoing acting in such capacity.

       "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

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       "APPROVED FUND" means any Fund that is administered or managed by (i) a
Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

       "ASSIGNEE" has the meaning set forth in Section 9.06(c).

       "AVAILABILITY PERIOD" means the period from and including the Effective Date to but not including the Commitment Termination Date.

       "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and the respective corporate successors of the foregoing.

       "BANK AFFILIATE" means, with respect to the Agent or any Bank, any Person controlling, controlled by or under common control with the Agent or such Bank, as the case may be.

       "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

       "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.15 or Article 8.

       "BASE RATE MARGIN" has the meaning specified in the Pricing Schedule.

       "BERMUDA COMPANIES LAW" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Guarantor.

       "BORROWER" means Tyco International Group S.A., a Luxembourg company, and its successors.

       "BORROWING" has the meaning set forth in Section 1.03.

       "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to any Assignee, the amount of the Commitment assumed by it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.08 or 9.06(c).

       "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

       "COMMITMENT TERMINATION DATE" means June 28, 2002.


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       "CONDUIT" means a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

       "CONDUIT DESIGNATION" has the meaning set forth in Section 9.06(f).

       "CONSENTS" has the meaning set forth in Section 4.01.

       "CONSOLIDATED ASSETS" means, at any time, the total assets of the Guarantor and its Consolidated Restricted Subsidiaries, determined on a consolidated basis as of such time.

       "CONSOLIDATED DEBT" means, at any date, the aggregate amount of Debt of the Guarantor and its Consolidated Restricted Subsidiaries, determined on a consolidated basis as of such date; PROVIDED that (i) if a Permitted Receivables Transaction is outstanding at such date and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Consolidated Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a consolidated basis as of such date, which would have been outstanding at such date had such Permitted Receivables Transaction been accounted for as a borrowing at such date and (ii) Consolidated Debt shall in any event include all Debt of any Person other than the Guarantor or a Consolidated Restricted Subsidiary which is Guaranteed by the Guarantor or a Consolidated Restricted Subsidiary, except that Consolidated Debt shall not include Debt of a joint venture, partnership or similar entity which is Guaranteed by the Guarantor or a Consolidated Restricted Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) so long as the aggregate outstanding principal amount of such excluded Debt at any date does not exceed $50,000,000.

       "CONSOLIDATED EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) federal, state and local income tax expense and (iii) minority interest (not to exceed for this purpose 20%) in the consolidated net income of TyCom Ltd.

       "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period, (without duplication) (i) the consolidated interest expense of the Guarantor and its Consolidated Restricted Subsidiaries for such period MINUS (ii) the consolidated interest income of the Guarantor and its Consolidated Restricted Subsidiaries for such period, if, and only if, such consolidated interest income is equal to or less than $5,000,000, PLUS (iii) if a Permitted Receivables Transaction outstanding during such period is accounted for as a sale of accounts receivable under generally accepted accounting principles, the additional consolidated interest expense that would have accrued during such period had such Permitted


                                       3
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Receivables Transaction been accounted for as a borrowing during such period, in each case determined on a consolidated basis.

       "CONSOLIDATED NET INCOME" means, for any fiscal period, the consolidated net income of the Guarantor and its Consolidated Restricted Subsidiaries for such period, determined on a consolidated basis after eliminating therefrom all Extraordinary Gains and Losses. "EXTRAORDINARY GAINS AND LOSSES" means and includes, for any fiscal period, all extraordinary gains and losses and all other material non-recurring non-cash items of the Guarantor and its Consolidated Restricted Subsidiaries for such period, determined on a consolidated basis and, in addition, includes, without limitation, gains or losses from the discontinuance of operations and gains or losses of the Guarantor and its Consolidated Restricted Subsidiaries for such period resulting from the sale, conversion or other disposition of material assets of the Guarantor or any Consolidated Restricted Subsidiary other than in the ordinary course of business.

       "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Guarantor and its Consolidated Restricted Subsidiaries, determined on a consolidated basis as of such date and adjusted so as to exclude the effect of the currency translation adjustment as of such date.

       "CONSOLIDATED RESTRICTED SUBSIDIARY" means, at any date, any Restricted Subsidiary or other entity the accounts of which would be consolidated with those of the Guarantor in its consolidated financial statements if such statements were prepared as of such date.

       "CONSOLIDATED SUBSIDIARY" means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, Consolidated Subsidiary means a Consolidated Subsidiary of the Guarantor.

       "CONSOLIDATED TANGIBLE ASSETS" means, at any time, the total assets less all Intangible Assets appearing on the most recently prepared balance sheet of the Guarantor and its Consolidated Restricted Subsidiaries as of the end of a fiscal quarter of the Guarantor, prepared on a consolidated basis in accordance with United States generally accepted accounting principles as in effect on the date of calculation.

       "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, (i) Consolidated Net Worth as of such date MINUS (ii) Intangible Assets as of such date.

       "CONSOLIDATED TOTAL CAPITALIZATION" means, at any date, the sum of Consolidated Debt and Consolidated Net Worth, each determined as of such date.

       "DEBT" of any Person means, at any date, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the


                                       4
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principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (it being understood that, subject to the proviso to this definition of "Debt," performance bonds, performance guaranties, letters of credit, bank guaranties and similar instruments shall not constitute Debt of such Person to the extent that the outstanding reimbursement obligations of such Person in respect thereof are collateralized by cash or cash equivalents, which cash or cash equivalents would not be reflected as assets on a balance sheet of such Person prepared in accordance with generally accepted accounting principles), (iii) all obligations of such Person to pay the deferred purchase price of property or services recorded on the books of such Person, except for (a) trade and similar accounts payable and accrued expenses arising in the ordinary course of business, and (b) employee compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and
(vi) all Debt of others Guaranteed by such Person; PROVIDED, HOWEVER, that Debt shall not include:

       (A) contingent reimbursement obligations in respect of performance bonds, performance guaranties, bank guaranties or letters of credit issued in lieu of performance bonds or performance guaranties or similar instruments, in each case, incurred by such Person in the ordinary course of business;

       (B) contingent reimbursement obligations in respect of trade letters of credit, or similar instruments, in each case, incurred by such Person in the ordinary course of business; or

       (C) contingent reimbursement obligations in respect of standby letters of credit or similar instruments securing self-insurance obligations of such Person;

in each case, so long as the underlying obligation supported thereby does not itself constitute Debt.

       "DEBT RATING" means a rating of the Borrower's long-term debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If a Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system.


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       "DEFAULT" means any condition or event which constitutes an Event of
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

       "DOLLARS" and the sign "$" mean lawful currency of the United States.

       "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

       "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

       "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.09.

       "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

       "ERISA GROUP" means any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

       "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

       "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.


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       "EURO-DOLLAR LOAN" means a Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

       "EURO-DOLLAR MARGIN" has the meaning specified in the Pricing Schedule.

       "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.06(b) on the basis of a London Interbank Offered Rate.

       "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

       "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

       "EXISTING CREDIT AGREEMENTS" means (i) the 364-Day Credit Agreement dated as of February 7, 2001, among the Borrower, the Guarantor, the banks listed therein and JPMorgan Chase Bank, as agent for such banks, as amended to the Effective Date, and (ii) the Five-Year Credit Agreement dated as of February 7, 2001, among the Borrower, the Guarantor, the banks listed therein and JPMorgan Chase Bank, as agent for such banks, as amended to the Effective Date.

       "EXISTING TYCO US DEBT" means publicly held and privately placed debt securities of Tyco US outstanding at December 22, 1997.

       "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank on such day on such transactions as determined by the Agent.

       "FINANCING DOCUMENTS" means this Agreement, the Subsidiary Guarantees and the Promissory Notes.

       "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

       "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all such Loans which are Base Rate Loans at such time or (ii) all such Loans which are Euro-Dollar Loans having the same Interest Period at such time, PROVIDED that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

       "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

       "GUARANTOR" means Tyco International Ltd., a Bermuda company, and its successors.

       "GUARANTOR'S 2001 FORM 10-K" means the Guarantor's annual report on Form 10-K for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

       "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

       "INDEMNITEE" has the meaning set forth in Section 9.03(b).

       "INDENTURE" means the Indenture dated as of April 23, 1998 among the Borrower, the Guarantor and The Bank of New York, as Trustee, as amended or supplemented from time to time.

       "INTANGIBLE ASSETS" means, at any date, the amount (if any) which would be stated under the heading "Goodwill and Other Intangible Assets, Net" or under

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any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of the Guarantor and its Consolidated Restricted Subsidiaries prepared on a consolidated basis as of such date.

       "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; PROVIDED that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

              (c) no Interest Period may end after June 28, 2002.

       "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

       "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Guarantor or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such asset.

       "LOAN" means a loan made or to be made by a Bank pursuant to Section 2.01(a); PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

       "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.06(b).

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Restricted Subsidiaries, considered as a whole, (ii) the ability of the Obligors to perform their obligations under the Financing Documents, or (iii) the rights and remedies of the Agent or any Bank under the Financing Documents.

       "MATERIAL DEBT" means Debt (other than (i) any Guarantee by the Guarantor of Debt of a Subsidiary, (ii) any Guarantee by a Subsidiary of Debt of the Guarantor or another Subsidiary, (iii) any Debt of the Guarantor owed to a Wholly-Owned Consolidated Subsidiary, (iv) any Debt of a Subsidiary owed to the Guarantor, to a Wholly-Owned Consolidated Subsidiary or (v) Permitted Nonrecourse Debt) of the Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $50,000,000.

       "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

       "MATURITY DATE" means the earliest to occur of (i) June 28, 2002, (ii) the date of any voluntary unscheduled termination or reduction of commitments or prepayment of term loans under either Existing Credit Agreement or any other committed credit facility of the Guarantor or any Restricted Subsidiary in an amount of $100,000,000 or more or (iii) the date of any other voluntary prepayment of any non-revolving Debt of the Guarantor or any Restricted Subsidiary in an aggregate outstanding principal amount exceeding $100,000,000; PROVIDED that if such day is not a Euro-Dollar Business Day, the Maturity Date shall be the next succeeding Euro-Dollar Business Day and PROVIDED FURTHER that any transaction solely between or among any combination of the Guarantor and its Restricted Subsidiaries shall be disregarded for purposes of clauses (ii) and
(iii) above. The Guarantor shall notify the Agent not later than the Maturity Date of any event described in clause (ii) or (iii) above (subject to the proviso above).

       "MOODY'S" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

       "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA either (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or
(ii) has at any time within the preceding five plan years been maintained, or contributed to, by any Person who was at such time a member of the ERISA Group for employees of any Person who was at such time a member of the ERISA Group.

       "NET CASH PROCEEDS" means, with respect to any event (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Guarantor and its Restricted Subsidiaries to third parties in connection with such event,
(ii) in the
case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Guarantor and its Restricted Subsidiaries as a result of such event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Guarantor and its Restricted Subsidiaries, and the amount of any reserves established by the Guarantor and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Responsible Officer).

       "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

       "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.15.

       "OBLIGOR" means, at any time, the Borrower, the Guarantor and each Subsidiary Guarantor at such time.

       "PARENT" means, with respect to any Bank, any Person controlling such Bank.

       "PARTICIPANT" has the meaning set forth in Section 9.06(b).

       "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

       "PERMITTED ACQUIRED DEBT" means Acquired Debt of a Person which:

       (a) remains outstanding no more than 180 days after the date such Person becomes a Restricted Subsidiary or merges into a Restricted Subsidiary (the "ACQUISITION DATE"); OR

       (b) remains outstanding more than 180 days after the Acquisition Date, but only if (x) 180 days after the Acquisition Date, the senior unsecured debt of the Borrower is rated at least BBB- by S&P or Baa3 by Moody's, (y) such Acquired Debt by its terms is not callable or redeemable prior to its stated maturity within 180 days after the Acquisition Date and (z) such Person in good faith has made or caused to be made an offer to acquire all such Acquired Debt, including, without limitation, an offer to exchange such Acquired Debt for securities of the Borrower, on terms which, in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature, PROVIDED that the expiration date of any such offer shall not be later than the 180 days after the Acquisition Date, and PROVIDED FURTHER that if Acquired Debt which becomes Permitted Acquired Debt under this clause (b) thereafter becomes callable or redeemable prior to its stated maturity, such Acquired Debt shall cease to be Permitted Acquired Debt under this clause (b) 90 days after it becomes so callable or redeemable; OR

       (c) remains outstanding more than 180 days after the Acquisition Date and is not Permitted Acquired Debt under clause (b), but only if and to the extent that the aggregate outstanding principal amount of Permitted Acquired Debt under this clause (c) at no time exceeds 5% of the Consolidated Tangible Assets of the Guarantor.

       "PERMITTED NONRECOURSE DEBT" means Debt in an aggregate principal amount up to but not exceeding $500,000,000 which is (i) Debt of a Subsidiary of the Guarantor other than the Borrower or a Significant Subsidiary, (ii) which is not Guaranteed by or otherwise Debt of the Guarantor, the Borrower or any Significant Subsidiary and (iii) which is designated by the Guarantor by notice to the Agent as Permitted Nonrecourse Debt for purposes of this Agreement substantially simultaneously with the incurrence thereof (or substantially simultaneously with the establishment of the credit facility pursuant to which such Debt is incurred).

       "PERMITTED RECEIVABLES TRANSACTION" means any sale or sales of, refinancing of and/or financing secured by, any accounts receivable of the Guarantor and/or any of its Restricted Subsidiaries (the "RECEIVABLES") pursuant to which the Guarantor and its Restricted Subsidiaries realize aggregate net proceeds of not more than $2,500,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $2,500,000,000. For avoidance of doubt, the incurrence of Permitted Nonrecourse Debt does not constitute a Permitted Receivables Transaction, whether or not such Permitted Nonrecourse Debt might qualify as a Permitted Receivables Transaction in accordance with this definition, and the proceeds of Permitted Nonrecourse Debt do not count against the $2,500,000,000 limitation set forth above.

       "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

       "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

       "PRIME RATE" means the rate of interest publicly announced by JPMorgan Chase Bank in New York City from time to time as its Prime Rate.

       "PRINCIPAL OBLIGOR" means the Borrower or the Guarantor.

       "PROMISSORY NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "PROMISSORY NOTE" means any one of such promissory notes issued hereunder.

       "PROPERTY" means any interest of any kind in any property or assets, whether real, mixed or personal and whether tangible or intangible.

       "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

       "RATING AGENCY" means S&P or Moody's.

       "REDUCTION EVENT" means:

       (a) any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Guarantor or any of its Restricted Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of temporary cash investments, inventory and used, surplus or worn out equipment in the ordinary course of business and (ii) asset-securitization and sale-leaseback transactions for Net Cash Proceeds in an aggregate amount not exceeding $500,000,000; or

       (b) the issuance by the Guarantor or any Restricted Subsidiary of any equity securities, other than (i) any such issuance of equity securities to the Guarantor or a Subsidiary, (ii) the issuance by the Guarantor of its common shares pursuant to employee benefit or employee stock option plans or other stock-based employee compensation plans, (iii) the issuance by the Guarantor of its common shares pursuant to any non-employee director stock plan or dividend reinvestment plan, (iv) any such issuance as consideration for an acquisition by the Guarantor or any Restricted Subsidiary or (v) any issuance by the Guarantor of its common shares upon conversion, exchange or exercise of currently outstanding securities of the Guarantor or any Subsidiary of the Guarantor; or

       (c) the issuance by the Guarantor or any Restricted Subsidiary of any debt securities, other than commercial paper issued in the ordinary course of business; or

       (d) the establishment by the Guarantor or any Restricted Subsidiary of any new committed loan facility, or an increase in the amount available under any existing committed loan facility (but, in the case of the Existing Credit Agreements, only if and to the extent the aggregate commitments thereunder exceed $5,855,000,000) of the Guarantor or any Restricted Subsidiary (which shall be deemed for purposes of Section 2.09(b) to produce gross cash proceeds to the Guarantor or such Restricted Subsidiary equal to the incremental amount available as a consequence of such establishment or increase, whether or not borrowed at the time);

PROVIDED, however, that no Reduction Event shall be deemed to occur by reason of any transaction solely between or among any combination of the Guarantor and its Restricted Subsidiaries.

       "REFINANCING" has the meaning set forth in Section 5.07 (and the term "REFINANCED" has a correlative meaning).

       "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

       "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments at such time or, if the Commitments shall have terminated, holding at least 66 2/3% of the aggregate unpaid amount of the Loans at such time.

       "RESPONSIBLE OFFICER" means any of the following: (i) the Chairman, President, Vice President and Chief Financial Officer, Treasurer and Secretary of the Guarantor or (ii) the Chairman, President, Vice President and Chief Financial Officer, Treasurer or Secretary of the Borrower or a Managing Director of the Borrower.

       "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Guarantor's capital stock (except to the extent such dividends and distributions are payable in shares of its capital stock or Stock Equivalents) or (ii) any payment (except to the extent payable in shares of the Guarantor's capital stock or Stock Equivalents) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Guarantor's capital stock or
(b) any option, warrant or other right to acquire shares of the Guarantor's capital stock.

       "RESTRICTED SUBSIDIARY" means, at any date, a Subsidiary of the Guarantor other than Tyco Capital and its Subsidiaries.

       "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

       "SIGNIFICANT SUBSIDIARY" means, at any date, (A) any Consolidated Subsidiary which, including its consolidated subsidiaries, meets any of the following conditions:

                     (i) the proportionate share attributable to such
              Consolidated Subsidiary of the total assets of the Guarantor and its Consolidated Subsidiaries (after intercompany eliminations) exceeds 15% of the total assets of the Guarantor and the Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

                     (ii) the Guarantor's and its Consolidated Subsidiaries'
              equity in the income of such Consolidated Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 15% of such income of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis for the most recently completed fiscal year; and

       (B) any other Subsidiary which is an Obligor.

       "STOCK EQUIVALENTS" means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any capital stock or equity securities of, or other ownership interests in, or securities convertible into or exchangeable for, capital stock or equity securities of, or other ownership interests in, such Person.

       "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, Subsidiary means a Subsidiary of the Guarantor.

       "SUBSIDIARY GUARANTEE" means a Guarantee entered into by a Subsidiary substantially in the form of Exhibit H hereto.

       "SUBSIDIARY GUARANTOR" means, at any time, a Subsidiary which at or prior to such time shall have delivered to the Agent (i) a Subsidiary Guarantee duly executed by such Subsidiary, which Subsidiary Guarantee has not terminated in accordance with its terms, (ii) an opinion of counsel for such Subsidiary (which counsel may be an employee of the Guarantor or such Subsidiary) reasonably satisfactory to the Agent with respect to such Subsidiary Guarantee, substantially in the form of Exhibit I hereto and covering such additional matters relating to such Subsidiary Guarantee as the Agent may reasonably request and (iii) all documents the Agent may reasonably request relating to the existence of such Subsidiary, the corporate authority for and the validity of such Subsidiary Guarantee, and any other matters reasonably determined by the Agent to be relevant thereto, all in form and substance reasonably satisfactory to the Agent.

       "TYCO CAPITAL" means Tyco Capital Ltd., a Bermuda company, and its successors.

       "TYCO US" means Tyco International (US) Inc., a Massachusetts corporation, and its successors.

       "TYCOLUX DEBT SECURITIES" means any unsecured debt securities issued by the Borrower pursuant to the Indenture.

       "TYPE" has the meaning specified in Section 1.03.

       "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or to any other Person under Title IV of ERISA

       "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

       "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by the Guarantor.

       "WHOLLY-OWNED CONSOLIDATED RESTRICTED SUBSIDIARY" means any Consolidated Restricted Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by the Guarantor.

       SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the then most recent audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if either (i) the Guarantor notifies the Agent that the Guarantor wishes to eliminate the effect of any change in generally accepted accounting principles on the operation of any covenant contained in Article 5 or (ii) the Agent notifies the Guarantor that it wishes to effect such an elimination, then the Guarantor's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either (A) such notice is withdrawn by the party giving such notice or (B) such covenant is amended in a manner satisfactory to the Guarantor and the Agent to reflect such change in generally accepted accounting principles.

       SECTION 1.03. TYPES OF LOANS AND BORROWINGS. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Type (subject to Article 8) and, in the case of Euro Dollar Loans, have the same initial Interest Period. Loans hereunder are distinguished by "TYPE", which refers to the determination whether a Loan is a Euro-Dollar Loan or a Base Rate Loan, each of which constitutes a "TYPE".

                                    ARTICLE 2.
                                   THE CREDITS

       SECTION 2.01. COMMITMENTS TO LEND. (a) LOANS. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower during the Availability Period in an aggregate amount up to but not exceeding the amount of its Commitment. The Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

       (B) MINIMUM BORROWINGS. Each Borrowing under this Section 2.01 shall be in an aggregate amount of $10,000,000 or a larger multiple thereof (except that any such Borrowing may be in the aggregate amount of the available Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments.

       SECTION 2.02. NOTICE OF BORROWING. The Borrower shall give the Agent notice (a "NOTICE OF BORROWING") not later than 10:30 A.M. (New York City time) on (y) the date of each Base Rate Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

              (ii) the aggregate amount of such Borrowing;

              (iii) the initial Type of Loans comprising such Borrowing; and

              (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

       SECTION 2.03. NOTICE TO BANKS; FUNDING OF LOANS.

       (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

       (b) On the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing not later than 2:00 P.M. (New York City time), in Federal or other funds immediately available in New York City, to the Agent at its office specified in or pursuant to . Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied or waived in accordance with Section 9.05, the Agent will make the funds so received from the Banks available to the Borrower no later than 3:00 P.M. (New York City time) on such date, in Federal or other funds immediately available in New York City, as directed by the Borrower.

       (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and, if such Bank shall not have paid such amount to the Agent within two Domestic Business Days of the Agent's demand therefor, the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

       (d) The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of any obligation to make a Loan on such date.

       SECTION 2.04. PROMISSORY NOTES. (a) Each Bank may, by notice to the Borrower and the Agent, request (i) that its Loans be evidenced by a single Promissory Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans or (ii) that its Loans of a particular Type be evidenced by a separate Promissory Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Promissory Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Promissory Note" of such Bank shall be deemed to refer to and include any or all of such Promissory Notes, as the context may require.

       (b) Each Bank shall record the date, amount, Type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Promissory Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Promissory Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Promissory Note and to attach to and make a part of its Promissory Note a continuation of any such schedule as and when required.

       SECTION 2.05. MATURITY OF LOANS. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Maturity Date.

       SECTION 2.06. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for each such day.

       (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

       The "LONDON INTERBANK OFFERED RATE" applicable to any Euro-Dollar Loan for any Interest Period means the rate appearing on the Screen at approximately 11:00 a.m., London time, on the Rate Fixing Date as the rate for deposits in Dollars with a maturity comparable to such Interest Period. If no rate appears on the Screen for the necessary currency and period, then the "London Interbank Offered Rate" with respect to such Euro-Dollar Loan for such Interest Period shall be the rate at which deposits of that amount with a maturity comparable to such Interest Period are offered by the principal London office of the Agent in the London interbank market at approximately 11:00 a.m., London time, on the Rate Fixing Date.

       The "SCREEN" means Telerate Page 3750; PROVIDED that the Agent may nominate an alternative source of screen rates if this page is replaced by another which displays rates for inter-bank deposits offered by leading banks in London.

       "RATE FIXING DATE" means, with respect to any Interest Period, the date that is two Euro-Dollar Business Days before the first day of such Interest Period.

       (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

       (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

       SECTION 2.07. COMMITMENT FEE. The Borrower shall pay to the Agent for the account of the Banks ratably a commitment fee at a rate per annum of 0.10%. Such commitment fee shall accrue from and including the date hereof to but excluding the Commitment Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily unused amount of the Commitments. Accrued commitment fees shall be payable in arrears on the Commitment Termination Date (or earlier date of termination of the Commitments in their entirety).

       SECTION 2.08. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple thereof, the aggregate amount of the unused Commitments. Promptly after receiving a notice pursuant to this Section, the Agent shall notify each Bank of the contents thereof.

       SECTION 2.09. MANDATORY TERMINATION OR REDUCTION OF COMMITMENTS; MANDATORY PREPAYMENTS. (a) The Commitments shall be ratably reduced on the date of any Borrowing by the aggregate amount of the Loans comprising such Borrowing, and if still existing on the Commitment Termination Date, shall terminate on the Commitment Termination Date.

       (b) The unused Commitments (if any) shall be ratably reduced automatically in the event that at any time, or from time to time, on or after the Effective Date the Guarantor or any Restricted Subsidiary shall receive any Net Cash Proceeds of any Reduction Event, by an amount equal to the largest multiple of $1,000,000 which does not exceed the amount of such Net Cash Proceeds. The reductions in the Commitments required by this subsection shall be effective on the date of the receipt by the Guarantor or such Restricted Subsidiary of such Net Cash Proceeds

       (c) In the event that at any time or from time to time on or after the Effective Date the Guarantor or any Restricted Subsidiary shall receive any Net Cash Proceeds of any Reduction Event, the Loans shall be prepaid in an aggregate principal amount equal to the largest multiple of $1,000,000 which does not exceed the amount of such Net Cash Proceeds, less the amount of any reduction in the Commitments pursuant to subsection (b) on account of such receipt. Each such prepayment shall be made together with accrued interest on the amount prepaid, shall be made not later than the third Euro-Dollar Business Day following the date of such receipt (or, in the case of any deemed receipt of Net Cash Proceeds contemplated by the paragraph (d) of the definition of Reduction Event, the tenth Euro-Dollar Business Day following the date of such deemed receipt) and shall be made with respect to such outstanding Groups of Loans as the Borrower may designate to the Agent not less than three Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Agent may specify by notice to the Borrower.

       (d) The Guarantor shall notify the Agent not later than the date of receipt by it or a Restricted Subsidiary of Net Cash Proceeds of a Reduction Event, specifying the date and amount thereof. The Agent shall promptly notify each Bank of the contents of each such notice received by it.

       (e) If and to the extent that the aggregate amount of reductions in the unused Commitments and prepayments of the Loans pursuant to subsections (b) and
(c) above on or prior to April 8, 2002 are less than $645,000,000, then on April 8, 2002 the unused Commitments (if any) shall be ratably reduced and the Loans shall be prepaid in such amount as may be necessary so that after giving effect thereto, the aggregate amount of all such reductions and prepayments pursuant to subsections (b) and (c) above and this subsection (e) shall equal $645,000,000; PROVIDED that if Net Cash Proceeds of a Reduction Event shall have been received (or deemed received) on or prior to April 8, 2002 requiring a prepayment of the Loans subsequent to April 8, 2002, this subsection (e) shall be applied as if such prepayment had been made on April 8, 2002.

       SECTION 2.10. OPTIONAL PREPAYMENTS. (a) Subject in the case of Euro-Dollar Loans to Section 2.12, the Borrower may, upon notice to the Agent not later than 10:30 A.M. (New York City time) on the Domestic Business Day preceding the date of prepayment of any Group of Base Rate Loans or the third Euro-Dollar Business Day before the date of prepayment of any Group of Euro-Dollar Loans, prepay any such Group, in whole at any time, or from time to time in part in amounts aggregating not less than $10,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to but not including the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

(b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and once notice is so given to the Banks, the Borrower's notice of prepayment shall not thereafter be revocable by the Borrower.

       SECTION 2.11. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Obligors shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address in New York City specified in or pursuant to . The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the respective accounts of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

       SECTION 2.12. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 (other than Section 8.02)) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with
Section 2.03(a), 2.09(d), 2.10(b) or 2.15 (other than as a result of default by such Bank), the Borrower shall reimburse each Bank within 15 days after written demand for any resulting loss or expense reasonably incurred by it (or by an existing or prospective Participant in the related Loan) in obtaining, liquidating or employing deposits or other funds from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; PROVIDED that such Bank shall have delivered to the Borrower a certificate specifying in reasonable detail the calculation of, and the reasons for, the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

       SECTION 2.13. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

       SECTION 2.14. REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

       SECTION 2.15. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Borrowing shall initially be of the Type specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of each such Group of Loans (subject to subsection 2.15(d) of this Section and the provisions of Article 8), as follows:

              (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

              (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to
       Section 2.12 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

       (b) Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

              (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.15(a) above;

              (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

              (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

       (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

       (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if
(i) the aggregate amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

                                   ARTICLE 3
                             CONDITIONS TO BORROWING

         The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction (or waiver in accordance with Section 9.05) of the following conditions:

       SECTION 3.01. FIRST BORROWING. In the case of the first Borrowing,

       (a) receipt by the Agent of an opinion of each of (i)Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of the Guarantor, substantially in the form of Exhibit B hereto, (ii) Wilmer, Cutler & Pickering, special counsel for the Principal Obligors, substantially in the form of Exhibit C hereto, (iii) Beghin & Feider in association with Allen & Overy, special Luxembourg counsel for the Borrower, substantially in the form of Exhibit D hereto and (iv) Appleby Spurling & Kempe, special Bermuda counsel for the Guarantor, substantially in the form of Exhibit E hereto;

       (b) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

       (c) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Borrower and the Guarantor, the corporate authority for and the validity of this Agreement and the Promissory Notes, and any other matters reasonably determined by the Agent to be relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

       (d) arrangements satisfactory to the Agent shall have been made for the payment of participation fees for the account of the Banks in the respective amounts heretofore mutually agreed.

       SECTION 3.02. ALL BORROWINGS. In the case of each Borrowing (including the first Borrowing):

       (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

       (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

       (c) the fact that the representations and warranties of each Obligor contained in the Financing Documents (except the representations and warranties set forth in Section 4.04, which are made only as of the date hereof) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in subsections (b) and (c) of this Section.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

       Each Principal Obligor represents and warrants to the Agent and the Banks that:

       SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each Principal Obligor is a company duly organized and validly existing under the laws of its jurisdiction of organization. Each Principal Obligor has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, the "CONSENTS") required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

       SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Principal Obligor of this Agreement and the Promissory Notes: (a) are within its corporate powers; (b) have been duly authorized by all necessary corporate action on its part; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on its part; and (d) do not contravene, or constitute a default under, any provision of (i) applicable law or regulation,
(ii) its organizational documents, or (iii) any agreement or instrument evidencing or governing debt of such Principal Obligor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon such Principal Obligor.

       SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of such Principal Obligor and the Promissory Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

       SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of September 30, 2001 and the related consolidated statements of income, of shareholders' equity and of cash flows for the fiscal year then ended, reported on by PriceWaterhouseCoopers LLP and set forth in the Guarantor's 2001 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

       (b) Since September 30, 2001 there has been no material adverse condition or material adverse change in or affecting the business, operations, property or condition (financial or otherwise) of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

       SECTION 4.05. LITIGATION. Except as disclosed by the Guarantor in its periodic reports filed from time to time with the Securities and Exchange Commission, there is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, the Guarantor or any of its Restricted Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

       SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group (other than Tyco Capital and its Subsidiaries) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance, except where the failure to so comply could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect, with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group (other than Tyco Capital and its Subsidiaries) has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted in or could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA), which could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

       SECTION 4.07. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Guarantor conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Guarantor and its Restricted Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Guarantor has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

       SECTION 4.08. TAXES. The Guarantor and each of its Restricted Subsidiaries that is a Significant Subsidiary have filed all material tax returns which are required to be filed by them and have paid all taxes shown on such returns or pursuant to any assessment received by the Guarantor or any such Significant Subsidiary, except those assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Guarantor and its Restricted Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

       SECTION 4.09. SUBSIDIARIES. Each of the Guarantor's Consolidated Restricted Subsidiaries is duly organized, validly existing and (to the extent such concept is applicable to it) in good standing under the laws of its jurisdiction of organization, except where the failure to be so organized, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has all legal powers and all Consents required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

       SECTION 4.10. NOT AN INVESTMENT COMPANY. Neither Principal Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       SECTION 4.11. FULL DISCLOSURE. All information heretofore furnished by or on behalf of the Obligors to the Agent in connection with this Agreement does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

       SECTION 4.12. OBLIGATIONS TO BE PARI PASSU. The obligations of each Principal Obligor under this Agreement rank PARI PASSU as to priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Principal Obligor.

                                   ARTICLE 5
                                   COVENANTS

       The Guarantor agrees that, so long as any Bank has any Commitment hereunder or any amount payable under this Agreement or any Promissory Note remains unpaid:

       SECTION 5.01. INFORMATION. The Guarantor will deliver to each of the
Banks:

       (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, such consolidated statements to be reported on by PriceWaterhouseCoopers LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the Securities and Exchange Commission;

       (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statements of income for such quarter, and the related consolidated statements of income and cash flows for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and of cash flows in comparative form the figures for the corresponding quarter (in the case of consolidated statements of income) and for the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency on behalf of the Guarantor by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor;

       (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate on behalf of the Guarantor signed by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor (i) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of Sections 5.08, 5.09, 5.10 and 5.13 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

       (d) within five business days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of the Guarantor signed by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

       (e) promptly following the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

       (f) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor or the Borrower shall have filed with the Securities and Exchange Commission;

       (g) promptly upon any Responsible Officer obtaining knowledge of the commencement of any action, suit or proceeding before any court, arbitrator or other governmental body against the Guarantor or any of its Restricted Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a certificate on behalf of the Guarantor specifying the nature of such action, suit or proceeding and what action the Guarantor is taking or proposes to take with respect thereto;

       (h) promptly following, and in any event within 10 days of, any change in a Debt Rating by any Rating Agency, notice thereof; and

       (i) from time to time, upon reasonable notice, such additional information regarding the financial position or business of the Guarantor and its Restricted Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

       Information required to be delivered pursuant to subsections (a), (b),
(e) or (f) above shall be deemed to have been delivered on the date on which the Guarantor provides notice to the Banks that such information has been posted on the Guarantor's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; PROVIDED that (i) such notice may be included in a certificate delivered pursuant to subsection 5.01(c) and (ii) the Guarantor shall deliver paper copies of the information referred to in subsections (a), (b), (e) or (f) to any Bank which requests such delivery.

       SECTION 5.02. PAYMENT OF OBLIGATIONS. The Guarantor will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) any such failure to so pay or discharge could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (ii) such liabilities or obligations may be contested in good faith by appropriate proceedings. The Guarantor will maintain, and will cause each Restricted Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of such liabilities or obligations.

       SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) Except as permitted by Section 5.04, the Guarantor will keep, and will cause each Restricted Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to so keep could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

       (b) The Guarantor will maintain, and will cause each Restricted Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its assets and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, product liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations of established reputations engaged in the same or a similar business, unless the failure to maintain such insurance could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

       SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Guarantor (a) will not engage in any business other than the holding of stock and other investments in its Subsidiaries and activities reasonably related thereto, (b) will cause each Restricted Subsidiary to engage in business of the same general type as now conducted by the Guarantor's Restricted Subsidiaries and reasonably related extensions thereof, and (c) will preserve, renew and keep in full force and effect, and will cause each Restricted Subsidiary to preserve, renew and keep in full force and effect (x) their respective legal existence and
(y) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of the Guarantor to comply with subclause (c) (y) of this Section 5.04 or the failure of a Restricted Subsidiary to comply with clause (b) or (c) of this Section 5.04, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect; PROVIDED that nothing in this Section 5.04 shall prohibit (i) the merger or consolidation of a Restricted Subsidiary (other than the Borrower) with or into the Guarantor or a Wholly-Owned Consolidated Restricted Subsidiary, (ii) the sale, lease, transfer, assignment or other disposition by a Restricted Subsidiary (other than the Borrower) of all or any part of its assets to the Guarantor or to a Wholly-Owned Consolidated Restricted Subsidiary, (iii) the merger or consolidation of a Restricted Subsidiary (other than the Borrower) with or into a Person other than the Guarantor or a Wholly-Owned Consolidated Restricted Subsidiary, if the Person surviving such consolidation or merger is a

Restricted Subsidiary and immediately after giving effect thereto, no Default shall have occurred and be continuing, (iv) the sale, lease, transfer, assignment or other disposition by a Restricted Subsidiary (other than the Borrower) of all or any part of its assets to a Person other than the Guarantor or a Wholly-Owned Consolidated Restricted Subsidiary, if the Person to which such sale, lease, transfer, assignment or other disposition is made is a Restricted Subsidiary and immediately after giving effect thereto, no Guarantor Default shall have occurred and be continuing, (v) any transaction permitted pursuant to Section 5.11 or (vi) the termination of the legal existence of any Restricted Subsidiary (other than the Borrower) if the Guarantor in good faith determines that such termination is in the best interest of the Guarantor and is not materially disadvantageous to the Banks.

       SECTION 5.05. COMPLIANCE WITH LAWS. The Guarantor will comply, and cause each Restricted Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) noncompliance therewith could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

       SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS; CONFIDENTIALITY.
(a) The Guarantor will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements that fairly present its business transactions and activities can be properly prepared in accordance with generally accepted accounting principles.

       (b) The Guarantor will permit, and will cause each Restricted Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice to the Guarantor, at such reasonable times and as often as may reasonably be requested by any Bank.

       (c) Each Bank and the Agent shall, by its receipt of Confidential Information (as defined below) pursuant to or in connection with this Agreement or its exercise of any of its rights hereunder, be deemed to have agreed (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to (i) keep such information confidential, (ii) (except as permitted by clause (iii) of this Section 5.06(c)) not disclose such information to any Person other than an officer, director, employee, legal counsel, independent auditor or authorized agent or advisor of the Agent or such Bank needing to know such information (it being understood that any such officer, director, employee, legal counsel, independent auditor or authorized agent or advisor shall be informed by the Agent or such Bank of the confidential nature of such information), (iii) not disclose such information to any Assignee or Participant (or prospective Assignee or Participant), unless such Assignee or Participant (or prospective Assignee or Participant) shall agree in writing to be bound by the provisions of this Section 5.06(c) and (iv) not use any such information except for purposes relating to this Agreement or the Notes. The term "CONFIDENTIAL INFORMATION" shall mean non-public information furnished by or on behalf of the Guarantor or any of its Restricted Subsidiaries to the Agent, any Bank or other Person exercising rights hereunder or required to be bound hereby (collectively "RECIPIENTS"), but shall not include any such information which (1) has become or hereafter becomes available to the public other than as a result of a disclosure by a Recipient, or (2) has become or hereafter becomes available to a Recipient, on a non-confidential basis, from a source other than the Guarantor or any of its Restricted Subsidiaries (or any of their respective representatives or agents) or any Recipient, which source, to the knowledge of the Recipient, is not prohibited from disclosing such information by a confidentiality agreement with, or other legal or fiduciary obligation to, the Guarantor or its Restricted Subsidiaries.

       The restrictions set forth in the immediately preceding paragraph shall not prevent the disclosure by a Recipient of any such information:

              (A) with the prior written consent of the Guarantor,

              (B) at the request of a bank regulatory agency or in connection with an examination by bank examiners,

              (C) to a Bank Affiliate, or

              (D) upon order of any court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; PROVIDED that in the case of any intended disclosure under this clause (D), the Recipient shall (unless otherwise required by applicable law) give the Guarantor not less than five business days prior notice (or such shorter period as may, in the good faith discretion of the Recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Recipient's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Guarantor an opportunity to seek an appropriate protective order.

       Each Recipient shall agree that, in addition to all other remedies available, the Guarantor shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach of this Section 5.06(c) by such Recipient.

       SECTION 5.07. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Guarantor or any Restricted Subsidiary, or pay any Debt owed to the Guarantor or any Restricted Subsidiary, (b) make loans or advances to the Guarantor or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Guarantor or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of

              (i) applicable law, agreements with foreign governments with respect to assets located in their jurisdiction, or condemnation or eminent domain proceedings,

              (ii) any of the Financing Documents,

              (iii) (A)customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor or a Restricted Subsidiary, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

              (iv) provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on February 7, 2001,

              (v) provisions contained in documents evidencing or governing any Permitted Receivables Transaction,

              (vi) provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be merged or consolidated with or into the Guarantor or any Restricted Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person's assets to the Guarantor or a Restricted Subsidiary, or (C) otherwise becomes a Restricted Subsidiary, PROVIDED that in the case of clause (A),
       (B) or (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction,

              (vii) provisions contained in instruments amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part (collectively, "REFINANCING"), instruments referred to in clauses (ii), (iv) and (vi) of this Section 5.07, so long as such provisions are, in the good faith determination of the

       Guarantor's board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

              (viii) provisions contained in any instrument evidencing or governing Debt or other obligations of a Subsidiary Guarantor,

              (ix) any encumbrances and restrictions with respect to a Restricted Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Restricted Subsidiary or its assets, PROVIDED such sale or disposition otherwise complies with this Agreement,

              (x) the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Restricted Subsidiary (the "INDEBTED SUBSIDIARY") to the Guarantor or any other Restricted Subsidiary, to any other Debt of such Indebted Subsidiary, PROVIDED (A) such Debt is permitted under this Agreement and (B) the Guarantor's board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

              (xi) provisions governing preferred stock issued by a Restricted Subsidiary, PROVIDED that such preferred stock is permitted under Section 5.08, and

              (xii) provisions contained in debt instruments, obligations or other agreements of any Restricted Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xi) of this Section 5.07, PROVIDED that the aggregate investment of the Guarantor in all such Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) shall at no time exceed the greater of (a) $300,000,000 or (b) 3% of Consolidated Tangible Assets.

       The provisions of this Section 5.07 shall not prohibit (x) Liens not prohibited by Section 5.10 or (y) restrictions on the sale or other disposition of any property securing Debt of any Restricted Subsidiary, provided such Debt is otherwise permitted by this Agreement.

       SECTION 5.08. DEBT. Consolidated Debt will at no time exceed 52.5% of Consolidated Total Capitalization. The total Debt of all Consolidated Restricted Subsidiaries (excluding (i) Debt of a Consolidated Restricted Subsidiary owed to the Borrower, to the Guarantor or to a Wholly-Owned Consolidated Restricted Subsidiary, (ii) Debt of the Borrower or a Subsidiary Guarantor, (iii) Permitted Acquired Debt, (iv) Existing Tyco US Debt and (v) Permitted Nonrecourse Debt) will at no time exceed in aggregate outstanding principal amount 5% of the Consolidated Tangible Assets. For purposes of this Section any preferred stock of a Consolidated Restricted Subsidiary held by a Person other than the Guarantor or a Wholly-Owned Consolidated Restricted Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Restricted Subsidiary.

       SECTION 5.09. FIXED CHARGE COVERAGE. The ratio of Consolidated EBIT to Consolidated Interest Expense will not, for any period of four consecutive fiscal quarters, be less than 2.5 to 1.

       SECTION 5.10. NEGATIVE PLEDGE. The Guarantor will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

       (a) any Lien existing on any asset on the date hereof securing Debt outstanding on such date;

       (b) any Lien existing on any asset of, or capital stock of, or other ownership interest in, any Person (such capital stock and other ownership interests are collectively referred to herein as "STOCK") at the time such Person becomes a Restricted Subsidiary, which Lien was not created in contemplation of such event;

       (c) any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by the Guarantor or a Restricted Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by the Guarantor or a Restricted Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; PROVIDED, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any asset theretofore owned by the Guarantor or a Restricted Subsidiary, other than assets so acquired, constructed or improved;

       (d) any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into the Guarantor or a Restricted Subsidiary which Lien was not created in contemplation of such event;

       (e) any Lien existing on any asset or Stock of any Person at the time of acquisition thereof by the Guarantor or a Restricted Subsidiary, which Lien was not created in contemplation of such acquisition;

       (f) any Lien arising out of the refinancing of any Debt secured by any Lien permitted by any of the subsections (a) through (e) of this Section 5.10,

PROVIDED the principal amount of Debt is not increased and is not secured by any additional assets, except as provided in the last sentence of this Section 5.10;

       (g) any Lien to secure Permitted Nonrecourse Debt;

       (h) any Lien to secure Debt of a Restricted Subsidiary to the Guarantor or to a Wholly-Owned Consolidated Restricted Subsidiary;

       (i) any Lien created pursuant to a Permitted Receivables Transaction;

       (j) any Lien in favor of any country (or any department, agency, instrumentality or political subdivision of any country) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

       (k) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

       (l) Liens not otherwise permitted by the foregoing clauses (a) through
(k) of this Section 5.10 securing Debt (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $300,000,000 or (ii) 3% of Consolidated Tangible Assets.

It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 5.10 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to subsections (a), (b),
(d), (e), (f) (but only with respect to the refinancing of a Debt secured by a Lien permitted pursuant to subsections (a), (b), (d) or (e)) of this Section 5.10, may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

       SECTION 5.11. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) Neither Principal Obligor will (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, unless

                     (A) such Principal Obligor or one of its Restricted
              Subsidiaries is the surviving corporation;

                     (B) the Person (if other than such Principal Obligor)
              formed by such consolidation or into which such Principal

              Obligor is merged, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of such Principal Obligor (any such Person, the "SUCCESSOR"), shall be organized and existing under the laws of (x) in the case of a Successor to the Borrower, Luxembourg or (y) in the case of a Successor to the Guarantor, Bermuda or of the United States, any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Agent for delivery to each of the Banks, in form reasonably satisfactory to the Agent, the due and punctual payment of the principal of and interest on the Loans and the performance of the other obligations under this Agreement and the Promissory Notes on the part of such Principal Obligor to be performed or observed, as fully as if such Successor were originally named as such Principal Obligor in this Agreement;

                     (C) immediately after giving effect to such transaction, no
              Default shall have occurred and be continuing; and

                     (D) such Principal Obligor has delivered to the Agent a
              certificate on behalf of such Principal Obligor signed by one of its Responsible Officers and an opinion of counsel, each stating that all conditions provided in this Section 5.11 relating to such transaction have been satisfied.

       The foregoing provisions of this Section 5.11 shall not restrict the merger or consolidation of any Restricted Subsidiary with and into a Principal Obligor.

       Upon the satisfaction (or waiver in accordance with Section 9.05) of the conditions set forth in this Section 5.11, a Successor to the Borrower shall succeed, and may exercise every right and power of, the Borrower under this Agreement and the Promissory Notes with the same effect as if such Successor had been originally named as the Borrower herein and in the Promissory Notes, and the Borrower shall be relieved of its obligations under this Agreement and the Promissory Notes.

       (b) The Guarantor will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer, in any transaction or series of related transactions, to any Person (other than the Guarantor or a Restricted Subsidiary) any Property (including, without limitation, the stock of any Restricted Subsidiary) having a net book value in excess of 20% of Consolidated Assets determined as of the end of the fiscal quarter of the Guarantor most recently ended at the time of such sale or other transaction, or Property (including without limitation, stock of a Restricted Subsidiary) which contributed in excess of 20% of Consolidated EBIT for the fiscal year of the Guarantor most recently ended at the time of such sale or other transaction.

       SECTION 5.12. TRANSACTIONS WITH AFFILIATES. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, "AFFILIATE Transactions"); PROVIDED, HOWEVER, that the foregoing provisions of this Section 5.12 shall not prohibit the Guarantor or any of its Restricted Subsidiaries from (a) making Restricted Payments (including, for this purpose, transactions expressly excluded from the definition of a Restricted Payment) permitted by Section 5.13, (b) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Guarantor or such Restricted Subsidiary as the terms and conditions which the Guarantor would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time, (c) making payments of principal, interest and premium on any Debt of the Guarantor or such Restricted Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to the Guarantor or such Restricted Subsidiary as the terms which the Guarantor would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Guarantor or such Restricted Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates, (e) paying or granting reasonable compensation and benefits to any director, officer, employee or agent of the Guarantor or any Restricted Subsidiary, (f) paying reasonable legal fees and expenses to a law firm of which an Affiliate is a member or (g) engaging in any Affiliate Transaction not otherwise addressed in subsections (a) - (f) of this Section 5.12, the terms of which are not less favorable to the Guarantor or such Restricted Subsidiary than those that the Guarantor would reasonably expect to be obtained in a comparable transaction at such time with a Person which is not an Affiliate.

       SECTION 5.13. RESTRICTED PAYMENTS. The Guarantor will not, and will not permit any Restricted Subsidiary to, declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to September 30, 2001 does not exceed an amount equal to the sum of (a) $10,250,000,000 PLUS (b) 50% of Consolidated Net Income (or minus 100% of Consolidated Net Income, in the event of a net loss for such period) for the period from October 1, 2001 through the end of the then most recently ended fiscal quarter of the Guarantor (treated for this purpose as a single accounting period), PLUS (c) the aggregate cash proceeds (net of underwriting commissions) received by the Guarantor (other than from a Restricted Subsidiary) from the issuance or sale after September 30, 2001 of capital stock or Stock Equivalents of the Guarantor (other than the proceeds of any capital stock or Stock Equivalent which by its terms is subject to redemption otherwise than at the sole option of the Guarantor). Nothing in this Section 5.13 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 5.13.

       SECTION 5.14. SUBSIDIARY GUARANTORS. If any Restricted Subsidiary becomes a guarantor of TycoLux Debt Securities under the Indenture, the Guarantor will cause such Person to become a Subsidiary Guarantor concurrently therewith.

       SECTION 5.15. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

       SECTION 5.16. MOST FAVORED LENDER. If the Borrower and the Guarantor agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of either Existing Credit Agreement with terms the effect of which is to (i) include a covenant in favor of the banks party thereto that is not imposed in favor of the Banks by this Agreement or (ii) revise or alter any covenant contained therein the effect of which is to impose a covenant in favor of the banks party thereto that is not imposed in favor of the Banks by this Agreement, this Agreement shall automatically and without further action by the parties hereto be amended to incorporate herein the terms of such covenant. Without limiting the effect of the immediately preceding sentence, promptly upon any such amendment, the Borrower shall execute and deliver such confirmatory documentation as the Agent may reasonably request to evidence such amendment.

                                   ARTICLE 6
                                    DEFAULTS

       SECTION 6.01. EVENTS OF DEFAULTS. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing and shall not have been waived in accordance with Section 9.05:

       (a) any principal of any Loan shall not be paid when due, or any interest on any Loan or any fees payable hereunder shall not be paid within three Domestic Business Days of the due date thereof;

       (b) the Guarantor shall fail to observe or perform any covenant contained in Section 5.08, 5.09, 5.13 or 5.14;

       (c) the Guarantor shall fail to observe or perform any covenant contained in Section 5.07 or Sections 5.10 to 5.12, inclusive, and such failure shall not be remedied within five days after any Responsible Officer obtains actual knowledge thereof;

       (d) either Principal Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) of this Section 6.01) for 10 days after notice thereof has been given to the Guarantor by the Agent at the request of any Bank;

       (e) any representation, warranty, certification or statement made in writing by any Obligor in the Financing Documents or in any certificate, financial statement or other document required to be delivered to the Agent or any of the Banks pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

       (f) the Guarantor or any Subsidiary shall fail to make any payment in respect of any Material Debt when due (after giving effect to any applicable grace period);

       (g) any event or condition shall occur that results in the acceleration of the maturity of any Material Debt;

       (h) (i) any corporate action is taken authorizing the winding up, liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement, reorganization or amalgamation or other similar action or any members' voluntary winding up of the Guarantor as provided under the Bermuda Companies Law shall be commenced;

              (ii) (A) any petition shall be filed seeking the liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor by the Registrar of Companies in Bermuda, or by any other Person or Persons, or (B) any petition shall be presented for the winding up of the Guarantor to a court of Bermuda as provided with the Bermuda Companies Law, or (C) any creditors' winding up of the Guarantor as provided under the Bermuda Companies Law shall be commenced, or (D) any receiver shall be appointed by a creditor of the Guarantor or by a court of Bermuda on the application of a creditor of the Guarantor as provided under any instrument giving rights for the appointment of a receiver thereto, and in the case of any such petition, winding up, appointment, order or other matter, such petition, winding up, appointment, order or other matter, shall remain undismissed and unstayed for a period of 60 days;

              (iii) the Guarantor or any Significant Subsidiary shall (A) commence a voluntary case or other proceeding seeking liquidation, winding up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other similar proceeding commenced against it, or (C) make a general assignment for the benefit of creditors, or (D) fail generally to pay its debts as they become due, or (E) take any corporate action to authorize any of the foregoing; or

              (iv) (A)an involuntary case or other proceeding shall be commenced against the Guarantor or any Significant Subsidiary seeking liquidation, winding up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain in effect and undismissed and unstayed for a period of 60 days; or
       (B) an order for relief shall be entered against the Guarantor or any Significant Subsidiary under the bankruptcy laws of any jurisdiction as now or hereafter in effect;

       (i) a judgment or order for the payment of money in excess of $30,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage) shall be rendered against the Guarantor or any Subsidiary and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

       (j) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the Guarantor; or, on the last day of any period of twelve consecutive calendar months, a majority of members of the board of directors of the Guarantor shall no longer be composed of individuals (i) who were members of said board of directors on the first day of such twelve consecutive calendar month period or (ii) whose election or nomination to said board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board of directors;

       (k) the Guarantor or any Subsidiary shall fail to make any payment owing by it in respect of any performance bond, performance guaranty or bank guaranty issued in lieu of a performance bond or performance guaranty (other than a payment which is disputed by the Guarantor or such Subsidiary in good faith), and the aggregate of all such defaulted payments shall exceed $50,000,000 at any one time for the Guarantor and its Subsidiaries;

       (l) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

       (m) the Borrower shall cease to be a Wholly-Owned Consolidated Subsidiary of the Guarantor; or

       (n) any Financing Document shall cease to be valid and enforceable against any Obligor party thereto (except for the termination of a Subsidiary Guarantee in accordance with its terms); or any Obligor shall so assert in writing;

then, and in every such event, the Agent shall (i) if requested by Banks having at least 66 2/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding at least 66 2/3% in aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; PROVIDED that in the case of any of the Events of Default specified in subsection (h) above with respect to any Obligor, without any notice to any Obligor or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

       SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Guarantor under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7
                                   THE AGENT

       SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

       SECTION 7.02. AGENT AND AFFILIATES. JPMorgan Chase Bank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and JPMorgan Chase Bank (and any successor acting as Agent) and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

       SECTION 7.03. ACTION BY AGENT. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

       SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

       SECTION 7.05. LIMITS OF LIABILITY. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Subsidiary Guarantees, the Promissory Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by or on behalf of the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

       SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

       SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its own decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

       SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the consent of the Borrower if no Event of Default exists. If no successor Agent shall have been so appointed by the Required Banks and consented to by the Borrower and shall have accepted such appointment within 45 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent.

       SECTION 7.09. AGENT'S FEE. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon in writing between the Borrower and the Agent.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

       SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

       (a) the Agent determines that deposits in the relevant currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

       (b) in the case of Euro-Dollar Loans, Banks holding 50% or more of the aggregate amount of the affected Loans advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon, until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which the Agent agrees to do promptly upon such circumstances ceasing to exist), (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing in an equal amount.

       SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice specifying the circumstances giving rise to such suspension to the other Banks and the Borrower, whereupon, until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar

Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

       SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after the date of this Agreement, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.14 or 2.19), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Promissory Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Promissory Note with respect thereto, by an amount deemed by such Bank to be material to such Bank, then, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

       (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

       (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section; PROVIDED that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall only be entitled to payment under this Section 8.03 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each such Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis used to determine such amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank will use reasonable averaging and attribution methods and will have a reasonable basis for any assumptions it makes in connection therewith.

       SECTION 8.04. TAXES. (a) Any and all payments by any Obligor to or for the account of any Bank or the Agent hereunder or under any Promissory Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as its "TAXES", and all such excluded taxes being hereinafter referred to as its "DOMESTIC TAXES"). If an Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Promissory Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04 such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Obligor shall make such
deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Obligor shall furnish to the Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

       (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Promissory Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "OTHER TAXES").

       (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, the Borrower agrees to indemnify the Agent and each Bank for all Domestic Taxes and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section for (i) Taxes or Other Taxes imposed by any jurisdiction other than the United States or (ii) Domestic Taxes of the Agent or such Bank, as the case may be. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

       (d) At the times indicated herein, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with Internal Revenue Service form W-8BEN or W-8ECI (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to receive payments under this Agreement
(i) without deduction or withholding of any United States federal income taxes or (ii) subject to a reduced rate of United States federal withholding tax, unless, in each case of clause (i) and (ii) of this Section 8.04(d), an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent the Bank from duly completing and delivering any such form with respect to it and the Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of such taxes. Such forms shall be provided (x) on or prior to the date of the Bank's execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, and on or prior to the date on which it becomes a Bank in the case of each other Bank, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Bank. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, United States withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a). In addition, to the extent that for reasons other than a change of treaty, law or regulation any Bank becomes subject to an increased rate of United States interest withholding tax while it is a party to this Agreement, United States withholding tax at such increased rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

       (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form in accordance with Section 8.04(d) (unless such failure is excused by the terms of Section 8.04(d)), such Bank shall not be entitled to indemnification under Section 8.04(a) or 8.04(c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

       (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank in the good faith exercise of its discretion, is not otherwise disadvantageous to such Bank.

       SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

       SECTION 8.06. SUBSTITUTION OF BANK. If any Bank (i) has demanded compensation for increased costs pursuant to Section 8.03 or 8.04 or is entitled to payments under Section 8.04(a) or (ii) has determined that the making or maintaining of any Euro-Dollar Loan has become unlawful or impossible pursuant to Section 8.02 and similar additional interest or compensation has not been demanded by, or a similar determination has not been made by, all of the Banks, the Borrower shall have the right (with the assistance of the Agent) to designate an Assignee which is not an Affiliate of the Borrower to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to (A) the principal amount of all of such Bank's outstanding Loans plus (B) any accrued but unpaid interest thereon plus (C) the accrued but unpaid fees in respect of that Bank's Commitment hereunder plus (D) such amount, if any, as would be payable pursuant to Section 2.12 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment plus (E) any other amounts due and payable to such Bank hereunder.

                                    ARTICLE 9
                                  MISCELLANEOUS

       SECTION 9.01. NOTICES. All notices, requests and other communications to any party provided for hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Guarantor or the Agent, at its address or facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this
Section 9.01 and electronic, telephonic or other appropriate confirmation of receipt is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under
Article 2 or Article 8 shall not be effective until received.

       SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       SECTION 9.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent hereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

       (b) The Borrower agrees to indemnify the Agent and each Bank, their respective Bank Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee (whether or not such Indemnitee shall be designated a party thereto) arising out of any investigative, administrative or judicial proceeding (brought or threatened) relating to or arising out of the Financing Documents, the arrangement, administration, performance or enforcement thereof or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; PROVIDED FURTHER that no Indemnitee shall have the right to be indemnified hereunder in connection with any proceedings between it and another Indemnitee which does not relate to the Borrower.

       (c) If any proceeding or claim shall be brought or asserted against any Indemnitee in respect of which indemnity may be sought pursuant to the preceding subsection, such Indemnitee shall promptly notify the Borrower. The Borrower shall not be liable for any costs or expenses in connection with any settlement entered into without its consent (such consent not to be unreasonably withheld).

       SECTION 9.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required, so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Obligors other than indebtedness under the Financing Documents.

       SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Promissory Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Guarantor and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) release the Guarantor from its obligations under Article 10; provided FURTHER that the operation of
Section 5.16 and the last paragraph of the Pricing Schedule is not subject to this Section 9.05.

       SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

       (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Obligors under the Financing Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsections (e),
(f) and (g) below, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

       (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (in an amount equivalent to an original Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and its Promissory Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto (an "ASSIGNMENT AND ASSUMPTION AGREEMENT") executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Agent and (so long as at the time no Event of Default exists) the Borrower, which consents shall not be unreasonably withheld; PROVIDED that if an Assignee is another Bank, an affiliate of such transferor Bank or an Approved Fund, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Promissory Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

       (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Promissory Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

       (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

       (f) Notwithstanding anything to the contrary contained in this Section 9.06, but subject to the terms and conditions set forth in this subsection (f), any Bank may from time to time, elect to designate a Conduit to provide all or any part of Loans required to be made by such Bank to the Borrower pursuant to this

Agreement or to acquire a participation interest in any Loans extended by such Bank hereunder (a "CONDUIT DESIGNATION"), PROVIDED the designation of a Conduit by any Bank for purposes of this Section 9.06(f) shall be subject to the approval of the Borrower, which shall not be unreasonably withheld. No additional Note shall be required with regard to a Conduit Designation; PROVIDED, HOWEVER, to the extent any Conduit shall advance funds under a Conduit Designation, the designating Bank shall be deemed to hold the Note in its possession as an agent for such Conduit to the extent of the Loan funded by such Conduit. Notwithstanding any such Conduit Designation, (x) the designating Bank shall remain solely responsible to the other parties hereto for its obligations under this Agreement and (y) the Borrower and the Agent may continue to deal solely and directly with the designating Bank as administrative agent for such designating Bank's Conduit, in connection with all of such Conduit's rights and obligations under this Agreement, unless and until the Borrower and the Agent are notified that the designating Bank has been replaced as administrative agent for its Conduit; any payments for the benefit of any designating Bank and its Conduit shall be paid to such designating Bank for itself as administrative agent for its Conduit, as applicable; PROVIDED neither the Borrower nor the Agent shall be responsible for any designating Bank's application of any such payments. In addition, any Conduit may (i) with notice to, but without the prior written consent of the Borrower and the Agent, and without paying any processing fee therefor, assign all or portions of its interest in any Loans to the Bank that designated such Conduit or to any financial institutions consented to by the Borrower and the Agent providing liquidity and/or credit facilities to or for the account of such Conduit to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Conduit.

       (g) Each party to this Agreement hereby agrees that, at any time a Conduit Designation is in effect, it shall not institute against, or join any other person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by such Conduit is paid. This
Section 9.06(g) shall survive the termination of this Agreement.

       (h) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the State of Delaware or New York a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the

Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

       SECTION 9.07. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

       SECTION 9.08. GOVERNING LAW. THIS AGREEMENT AND EACH PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       SECTION 9.09. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the date of receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

       SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTOR, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       SECTION 9.11. JUDGMENT CURRENCY. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "PAYEE") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, such Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

       SECTION 9.12. JUDICIAL PROCEEDINGS. (a) CONSENT TO JURISDICTION. Each Obligor irrevocably submits to the non-exclusive jurisdiction of any federal or New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to the Financing Documents. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Each Obligor agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Luxembourg to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which such Obligor is or may be subject) by a suit upon such judgment, PROVIDED that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

       (b) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Each Obligor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. Each Obligor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under the Financing Documents shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent and to deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

       (c) SERVICE OF PROCESS. Each Obligor hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of such Obligor, as the case may be, for service of process in such jurisdiction appointed as provided in subsection
(b) above; PROVIDED that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to such Obligor at its address specified on the signature pages hereof or to any other address of which such Obligor shall have given written notice to the Agent. Each Obligor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Obligor.

       (d) NO LIMITATION ON SERVICE OR SUIT. Nothing in this Section shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against any Obligor in the courts of any jurisdiction or jurisdictions.

                                   ARTICLE 10
                                   GUARANTEE

       SECTION 10.01. THE GUARANTEE. The Guarantor hereby guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on amounts loaned to the Borrower under the Financing Documents and all other amounts payable by the Borrower under the Financing Documents. This is a guarantee of payment and not merely of collection. Upon failure by the Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the applicable Financing Document.

       SECTION 10.02. GUARANTEE UNCONDITIONAL. The obligations of the Guarantor hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

              (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Financing Document, by operation of law or otherwise;

              (ii) any modification or amendment of or supplement to any Financing Document;

              (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any Financing Document;

              (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Guarantor or the Borrower contained in any Financing Document;

              (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

              (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any amount payable by it under any Financing Document; or

              (vii) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

       SECTION 10.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. This Agreement shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of principal of or interest on any Loan or any other amount payable by the Borrower under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

       SECTION 10.04. WAIVER BY THE GUARANTOR. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

       SECTION 10.05. SUBROGATION. Upon making any payment hereunder with respect to the Borrower, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; PROVIDED that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Borrower under the Financing Documents have been paid in full and the Commitments have been terminated.

       SECTION 10.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by the Borrower under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Required Banks.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   TYCO INTERNATIONAL GROUP S.A.

                                   By: /s/ Michelangelo F. Stefani
                                       ----------------------------------------
                                       Title:  Managing Director


                                   Address:  2nd Floor, 6 Avenue Emile Reuter
                                             L-2420, Luxembourg
                                   Facsimile number:  011-352-464-350



                                   TYCO INTERNATIONAL LTD.

                                   By: /s/ Mark H. Swartz
                                       ----------------------------------------
                                       Title: Chief Financial Officer and
                                              Executive Vice President


                                   Address:  The Zurich Center, 2nd Floor
                                             90 Pitts Bay Road
                                   Facsimile number:  441-295-9647

                                   JPMORGAN CHASE BANK


                                   By: /s/ Bruce Borden
                                       ----------------------------------------
                                       Title:  Vice President



                                   CITIBANK, N.A.


                                   By: /s/ Carolyn A. Kee
                                       ----------------------------------------
                                       Title:  Vice President



                                   GOLDMAN SACHS CREDIT PARTNERS L.P.


                                   By: /s/ Robert Wagner
                                       ----------------------------------------
                                       Title:  Authorized Signatory

                                   JPMORGAN CHASE BANK, as Agent


                                   By: /s/ Bruce Borden
                                       ----------------------------------------
                                       Title:  Vice President


                                   Address:  Attn:  Maggie Swales
                                             Loan & Agency Services Grp.
                                             One Chase Manhattan Plaza
                                             New York, New York  10018

                                   Facsimile number:  212-552-5658

                               COMMITMENT SCHEDULE


JPMorgan Chase Bank                                 $500,000,000.00

Citibank, N.A.                                      $500,000,000.00

Goldman Sachs Credit Partners L.P.                  $500,000,000.00

Total Commitments                                   $1,500,000,000.00
-----------------                                   -----------------

                                PRICING SCHEDULE

       The "EURO-DOLLAR MARGIN" and "BASE RATE MARGIN" for any day are the respective percentages set forth below in the applicable row and column based upon the Status that exists on such day:

-------------------------- ---------- ----------- ----------- ------------ ----------- -------------- ---------------
STATUS                     LEVEL 1    LEVEL II    LEVEL III   LEVEL IV     LEVEL V     LEVEL VI       LEVEL VII
-------------------------- ---------- ----------- ----------- ------------ ----------- -------------- ---------------
Euro-Dollar Margin:        0.475%     0.625%      0.75%       0.875%       1.125%      1.375%         1.625%
-------------------------- ---------- ----------- ----------- ------------ ----------- -------------- ---------------
Base Rate Margin:          0.00%      0.00%       0.00%       0.00%        0.125%      0.375%         0.625%
-------------------------- ---------- ----------- ----------- ------------ ----------- -------------- ---------------

       For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

       "LEVEL I STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A+ or higher by S&P OR A1 or higher by Moody's.

         "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A or higher by S&P OR A2 or higher by Moody's and (ii) Level I Status does not exist.

       "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A- or higher by S&P OR A3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

       "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P OR Baa1 or higher by Moody's and (ii) none of Level I Status, Level II Status or Level III Status exists.

       "LEVEL V STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P OR Baa2 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

       "LEVEL VI STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB- or higher by S&P Or Baa3 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

       "LEVEL VII STATUS" exists at any date if, at such date, no other Status exists.

       "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status exists at any date.

       The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Borrower is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (E.G., A/A3 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (E.G., A/Baa1 results in Level III Status, as does A/Baa2).

       Notwithstanding the foregoing, if the Borrower and the Guarantor agree to any pricing term under either Existing Credit Agreement that is more favorable to the banks party thereto than the pricing terms set forth herein, this Pricing Schedule shall automatically and without further action by the parties hereto be amended to incorporate herein such more favorable pricing terms.